Exhibit 99.4

CSN ISLANDS IX CORP.

OFFER TO EXCHANGE

10.00% Guaranteed Notes due January 2015

that have been registered under the Securities Act of 1933

for any and all

Unregistered 10.00% Guaranteed Notes due January 2015

Unconditionally and Irrevocably Guaranteed by

COMPANHIA SIDERÚRGICA NACIONAL

To Brokers, Dealers, Commercial Banks,

Trust Companies And Other Nominees:

CSN Islands IX Corp. (the “Company”) is offering, upon and subject to the terms and conditions set forth in the Prospectus, dated                     , 2005 (the “Prospectus”) of the Company and Companhia Siderúrgica Nacional (the “Guarantor”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) (which together constitute the “Exchange Offer”), up to US$400,000,000 aggregate principal amount of its 10.00% Guaranteed Notes due January 2015 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its existing unregistered 10.00% Guaranteed Notes due January 2015 (the “Old Notes”). The New Notes and the Old Notes are unconditionally and irrevocably guaranteed the Guarantor. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Securities Act, and the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1. The Prospectus;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer, if certificates for Old Notes are not immediately available, or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as hereinafter defined), or if the procedure for book-entry transfer cannot be completed on a timely basis; and

4. A form of letter that may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                      , 2005, unless extended by the Company (the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Old Notes, if any, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to HSBC Bank USA, National Association (the “Exchange Agent”) at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

CSN ISLANDS IX CORP.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE GUARANTOR OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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